Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director of Schneider National, Inc., a Wisconsin corporation (the “Company”), hereby constitutes and appoints Christopher B. Lofgren, Mark B. Rourke, Lori A. Lutey, Steven J. Matheys, Paul J. Kardish and Amy G. Schilling, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, or any amendments thereto, to be filed with the Securities and Exchange Commission (the “Commission”), and to file the same, with all exhibits thereto and other supporting documents, with the Commission, granting unto such attorney-in-fact full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Date: February 27, 2018

Signature	Title
/s/ Daniel J. Sullivan_____________________
Daniel J. Sullivan	Chairman of the Board of Directors
/s/ Thomas A. Gannon___________________
Thomas A. Gannon	Director
/s/ James R. Giertz______________________
James R. Giertz	Director
/s/ Adam P. Godfrey_____________________
Adam P. Godfrey	Director
/s/ Robert W. Grubbs____________________
Robert W. Grubbs	Director
/s/ Norman E. Johnson___________________
Norman E. Johnson	Director
/s/ Therese A. Koller_____________________
Therese A. Koller	Director
/s/ Christopher B. Lofgren________________
Christopher B. Lofgren	President, Chief Executive Officer and Director
/s/ Kathleen M. Zimmermann_____________
Kathleen M. Zimmermann	Director